UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 24, 2015 (Date of earliest event reported)

NOVAGOLD RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Suite 720, 789 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2
(Address of principal executive offices) (Zip Code)

(604) 669-6227
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

March 24, 2015, the U.S. Army Corps of Engineers (the “Corps”), the lead agency for the National Environmental Policy Act analysis of the Donlin Gold project, issued a revised schedule for its preparation of the Environmental Impact Statement (“EIS”). The draft EIS is to be published in the fourth quarter of 2015, as previously planned. However, after careful consideration, the Corps determined to extend the public comment period on the draft EIS from the originally planned two months to approximately five months. The Corps also added additional time for cooperating agency review during preparation of the final EIS. As a result, the final EIS is scheduled to be published in early 2017. The Corps’ updated EIS schedule is available at: www.donlingoldeis.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2015	NOVAGOLD RESOURCES INC.

	By:	/s/ David A. Ottewell
David A. Ottewell
Vice President and Chief Financial Officer